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1500 – 1140 W. Pender Street
Vancouver, BC V6E 4G1
TEL 604.687.4747 | FAX 604.689.2778

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700 – 2755 Lougheed Hwy.
Port Coquitlam, BC V3B 5Y9
TEL 604.941.8266 | FAX 604.941.0971

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301 – 1656 Martin Drive
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TEL 604.531.1154 | FAX 604.538.2613

WWW.DMCL.CA

DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS & BUSINESS ADVISORS

August 19, 2013

Board of Directors
Klondike Star Mineral Corporation
103 - 307 Jarvis Street
Whitehorse, Yukon
Y1A 2H3

Dear Sirs:

Re: Klondike Gold Corp.
Registration Statement on Form F-4/A

We consent to the use of our report dated August 15, 2013 on the financial statements of Klondike Star Mineral Corporation as of February 28, 2013, February 29, 2012 and February 28, 2011 and for the years then ended, and the inclusion of our name under the heading "Experts" in this Form F-4/A Registration Statement filed with the Securities and Exchange Commission.

Sincerely,

/s/ DMCL

Dale Matheson Carr-Hilton Labonte LLP
Chartered Accountants